EXHIBIT 99.1

PRESS RELEASE

Contact:	Investors:
Kevin C. O’Boyle	Carol Ruth/Nick Laudico
EVP & Chief Financial Officer	The Ruth Group
NuVasive, Inc.	646-536-7004/7030
858-909-1800	cruth@theruthgroup.com
investorrelations@nuvasive.com	nlaudico@theruthgroup.com

Media:
Jason Rando
The Ruth Group
646-536-7025
jrando@theruthgroup.com
NUVASIVE REPORTS FOURTH QUARTER AND FULL YEAR 2006 FINANCIAL
RESULTS
—   Achieved Fourth Quarter Revenue of $30.5 Million and Non-GAAP Earnings
Per Share of $0.02; Full Year Revenue of $98.1 Million   —
—   Announces 2007 Revenue Guidance of $136 Million to $141 Million   —
Fourth Quarter 2006 Highlights:
•	Total revenues increased to $30.5 million; up 62.0% from the fourth quarter of 2005

•	Gross profit increased to $25.3 million; up 63.1% from the fourth quarter of 2005

•	Gross margin was 83.1%; up from 82.5% in the fourth quarter of 2005

•	GAAP loss per share for the quarter was $(0.08); on a non-GAAP basis, earnings per share was $0.02

•	Surgeons trained on MAS Platform was 109, for a total of 569 in 2006

•	Percentage of vertically integrated hospitals increased to 45%; up from 39% at September 30, 2006

•	Exclusive sales force increased to 200 sales professionals from 175 at the end of the third quarter of 2006.

SAN DIEGO, February 20, 2007 — NuVasive, Inc. (Nasdaq: NUVA), a medical device company focused on developing products for minimally disruptive surgical treatments for the spine, announced today fourth quarter and full year financial results for the period ended December 31, 2006.
The Company reported fourth quarter revenues of $30.5 million, a 62.0% increase over the $18.8 million for the fourth quarter of 2005 and a 21% increase over the $25.2 million for the third quarter of 2006. For the full year 2006, the Company reported revenue of $98.1 million, a 56.7% increase over the $62.6 million for the full year 2005.
Gross profit, on a GAAP basis, for the fourth quarter of 2006 was $25.3 million and gross margin was 83.1%, compared to a gross profit of $15.5 million and a gross margin of 82.5% in the fourth quarter of 2005. For the full year 2006, gross profit was $79.1 million and gross margin was 80.6%, compared to full year 2005 gross profit of $50.2 million and a gross margin of 80.2%. For the third quarter of 2006, gross profit was $20.3 million and gross margin was 80.5%.
Total operating expenses on a GAAP basis for the fourth quarter of 2006 were $29.5 million, compared with $40.8 million in the third quarter of 2006 and $19.9 million in the fourth quarter of 2005. The 2006 sequential quarter decrease is the result of expenses incurred in the third quarter of 2006 that did not recur in the fourth quarter; specifically, (i) $9.6 million of the amounts paid under the NeoDisc buyout agreement described below and (ii) costs related to development efforts related to products launched at the end of the third quarter. In addition, much of the cost associated with the Company’s transition to an exclusive sales force was incurred prior to the fourth quarter. As a result, the Company began to realize the synergies associated with this exclusive sales force.
On a GAAP basis for the fourth quarter of 2006, the Company reported a net loss of $2.7 million or $(0.08) per share. On a non-GAAP basis, the Company reported net income of $631,000 or $0.02 per share. The non-GAAP earnings per share calculation in the fourth quarter of 2006 excludes (i) stock based compensation of $3.2 million and (ii) amortization of acquired intangible assets of $135,000.
Cash, cash equivalents and investments were $117.4 million at December 31, 2006.
In the third quarter of 2006, the Company completed an accelerated buyout agreement with Pearsalls Limited related to the NeoDisc investigational device and related embroidery technology. The Company incurred total costs of $20.1 million in 2006 for this buyout, resulting in a total acquisition cost of $33.1 million. By completing this buyout, the Company eliminated certain royalty obligations as well as $12 million in potential milestone payments.
Alexis V. Lukianov, Chairman and Chief Executive Officer, said, “2006 marks a successful year highlighting several key milestones that should contribute to long-term growth and increased operating efficiencies. Most important was the completion of the transition to an exclusive sales force which is now 200 strong. A direct result of this transition was the increase we have seen in the vertical integration of hospitals using NuVasive products. 45% of hospitals using our products are now vertically integrated, which we believe demonstrates the increased traction of our sales force. We believe their expanding knowledge of our full product line and continuing momentum in deepening our product penetration will result in robust revenue growth and a profitable 2007 on a non-GAAP basis.”
Mr. Lukianov continued, “The strategy of bringing to market differentiated products to further our penetration of the minimally invasive spine surgery marketplace has, and will continue to be, a key initiative for NuVasive. Building on our nine product launches in 2006, we plan to execute a host of launches in 2007. These launches will, of course, focus on our MAS technology platform, but will also significantly increase the breadth of our cervical and motion preservation product offerings. Balancing our opportunities with the drive to increase our operating efficiencies is also a top priority.”
Guidance
NuVasive also announced its first quarter and full year 2007 financial guidance.
Full Year 2007 Guidance:
Revenue: $136 million to $141 million
Gross margin: 81% to 82%
Stock-based compensation: $15.7 million to $16.5 million
GAAP loss per share: $(0.47) to $(0.46)
Non-GAAP earnings per share: $0.03 to $0.07
First Quarter 2007 Guidance:
Revenue: $31 million to $32 million
Gross margin: 81% to 82%
Stock-based compensation: $3.8 million to $4.0 million
GAAP loss per share: $(0.21) to $(0.19)
Non-GAAP loss per share: $(0.08) to $(0.07)
The first quarter guidance takes into consideration costs associated with the following activities: (i) the Company’s annual sales meeting and related activities; and (ii) additional marketing and development costs associated with product launches planned for the second quarter of 2007. In the first quarter of 2007, we also expect to begin incurring significant costs associated with the NeoDisc clinical trail. The Company expects a return to profitability, on a non-GAAP basis, in the third quarter of 2007.
Reconciliation of Non-GAAP Information
Management uses certain non-GAAP financial measures, such as non-GAAP gross margin, non-GAAP operating expenses, non-GAAP earnings per share and non-GAAP net loss per share, which exclude the following charges: (i) stock based compensation; (ii) charges directly related to acquisition transactions such as in-process research and development, milestone payments, amortization of the acquired technology assets and certain other non-recurring internal costs incurred as a result of the transaction; and (iii) certain other amounts related to non-recurring events (such as our obsolescence charges in the second and third quarter of 2006). Management does not consider these costs in evaluating the continuing operations of the Company because management believes they are not indicative of the ongoing business operations. Therefore, management calculates the non-GAAP financial measures provided in this earnings release excluding these costs and uses these non-GAAP financial measures to enable it to analyze further and more consistently the period-to-period financial performance of its core business operations. Management believes that providing investors with these non-GAAP measures gives them additional important information to enable them to assess, in a way management assesses, the Company’s current and future continuing operations. These non-GAAP measures are not in accordance with, or an alternative for, GAAP, and may be different from non-GAAP measures used by other companies. Set forth below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measure.
Reconciliation of Fourth Quarter 2006 Results

Three Months Ended
(in thousands, except per share amounts)	December 31, 2006

GAAP net loss (A)	$(2,683)
Stock based compensation (B)	3,179
Amortization of acquired intangible assets (C)	135

Non-GAAP net income (A)	$631

GAAP net loss per share (A)	$(0.08)
Stock based compensation (B)	0.10
Amortization of acquired intangible assets (C)	—

Non-GAAP earnings per share per share (A)	$0.02

Shares used in computing GAAP net loss per share (A)	33,864

Share used in computing non-GAAP net loss per share (A)	35,225

Reconciliation of First Quarter and Full Year 2007 Guidance

	Range for Three Months Ending		Range for Year Ending
	March 31, 2007		December 31, 2007

(in thousands, except per share amounts)	Low	High	Low	High

GAAP net loss per share (A)	$(0.21)	$(0.19)	$(0.47)	$(0.46)
Stock based compensation (B)	0.12	0.11	0.45	0.48
Amortization of acquired intangible assets (C)	0.01	0.01	0.05	0.05

Non-GAAP earnings per share (A)	$(0.08)	$(0.07)	$0.03	$0.07

Shares used in computing GAAP net loss per share (A)	34,280	34,280	34,650	34,650

Share used in computing non-GAAP net loss per share (A)	34,280	34,280	36,092	36,092

A —	GAAP net los per share is calculated using basic weighted shares outstanding; Non-GAAP earnings per share for the full year 2007 is calculated using diluted weighted shares outstanding,

B —	Non-cash stock-based compensation.

C —	Amortization of technology assets purchased in 2005.

Conference Call
NuVasive will hold a conference call today at 5:30 p.m. ET / 2:30 p.m. PT to discuss the results. The dial-in numbers are 1-877-407-4018 for domestic callers and 1-201-689-8471 for international. A live Web cast of the conference call will be available online from the investor relations page of the Company’s corporate Web site at www.nuvasive.com.
After the live Web cast, the call will remain available on NuVasive’s Web site, www.nuvasive.com, through March 20, 2007. In addition, a telephonic replay of the call will be available until March 13, 2007. The replay dial-in numbers are 1-877-660-6853 for domestic callers and 1-201-612-7415 for international callers. Please use account number 3055 and conference ID number 227564.
About NuVasive
NuVasive is a medical device company focused on the design, development and marketing of products for the surgical treatment of spine disorders. The Company’s product portfolio is focused on applications in the over $3.6 billion U.S. spine fusion market. The Company’s current principal product offering includes a minimally disruptive surgical platform called Maximum Access Surgery, or MAS™, as well as a growing offering of cervical and motion preservation products.
The MAS platform offers advantages for both patients and surgeons such as reduced surgery and hospitalization time and faster recovery. MAS combines three categories of current product offerings—NeuroVision®, a proprietary software-driven nerve avoidance system; MaXcess®, a unique split-blade design retraction system; and specialized implants, like SpheRx® and CoRoent®—that collectively minimize soft tissue disruption during spine surgery while allowing maximum visualization and surgical reproducibility. NuVasive’s product offering is also focused on cervical internal fixation products and its R&D pipeline emphasizes both MAS and motion preservation.
NuVasive cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to: the uncertain process of seeking regulatory approval or clearance for NuVasive’s products or devices, including risks that such process could be significantly delayed; the uncertain process of administering a clinical trial such as that underway for NeoDisc, including the risk that the trial is delayed or produces data suggesting that the device is not sufficiently safe or effective; the possibility that the FDA may require significant changes to NuVasive’s products or clinical studies; the risk that products may not perform as intended and may therefore not achieve commercial success; the risk that the Company’s financial projections may prove incorrect because of unexpected difficulty in generating sales or achieving anticipated profitability; the risk that competitors may develop superior products or may have a greater market position enabling more successful commercialization; the risk that additional clinical data may call into question the benefits of NuVasive’s products to patients, hospitals and surgeons; and other risks and uncertainties more fully described in NuVasive’s press releases and periodic filings with the Securities and Exchange Commission. NuVasive’s public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

NUVASIVE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005

Revenue	$30,488	$18,820	$98,091	$62,606
Cost of goods sold	5,156	3,285	19,028	12,392

Gross profit	25,332	15,535	79,063	50,214

Operating expenses:
Sales, marketing and administrative	25,285	16,769	95,426	57,020
Research and development	4,242	3,170	17,747	11,791
In-process research and development	—	—	—	12,897
NeoDisc technology costs	—	—	20,116	—

Total operating expenses	29,527	19,939	133,289	81,708
Interest and other income (expense), net	1,512	206	6,316	1,155

Net loss	$(2,683)	$(4,198)	$(47,910)	$(30,339)

Historical net loss per share:
Basic and diluted	$(0.08)	$(0.17)	$(1.47)	$(1.24)

Weighted average shares — basic and diluted	33,864	24,940	32,501	24,473

NUVASIVE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,	December 31,
	2006	2005

Assets
Current assets:
Cash and cash equivalents	$41,476	$12,545
Short-term investments	73,930	6,945
Accounts receivable, net	18,960	11,662
Inventory, net	18,636	11,870
Prepaid expenses and other current assets	1,716	1,496

Total current assets	154,718	44,518
Property and equipment, net	30,573	17,974
Intangible assets, net	8,441	8,894
Long-term investments	1,996	—
Other assets	456	104

Total Assets	$196,184	$71,490

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$8,589	$5,258
Accrued payroll and related expenses	8,825	6,031
Royalties payable	1,068	$400

Total current liabilities	18,482	11,689
Long-term liabilities	1,399	1,665
Stockholders equity:
Common stock	34	25
Additional paid-in capital	333,009	168,143
Deferred compensation	—	(1,195)
Accumulated other comprehensive loss	(25)	(32)
Accumulated deficit	(156,715)	(108,805)

Total stockholders’ equity	176,303	58,136

Total liabilities and stockholders’ equity	$196,184	$71,490

NUVASIVE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005

Operating activities:

Net loss	$(2,683)	$(4,198)	$(47,910)	$(30,339)
Add back non-cash expenses Depreciation and amortization	2,337	1,718	8,350	4,359
Stock-based compensation	3,179	585	13,345	3,040
Non-Cash NeoDisc technology costs		—	8,060	—
Write-off of assets to be retired in connection with planned 2006 product introductions and enhancements	—	—	343	—
Write-off of NuVasive assets in connection with acquisition of RSB Spine LLC	—	—	—	497
In-process research and development	—	—	—	12,897
Other non-cash adjustments	643	113	1,946	1,020
Changes in operating assets and liabilities:
Accounts receivable	(3,962)	(2,188)	(7,422)	(5,219)
Inventory	(2,155)	1,386	(8,878)	(6,864)
Prepaid expenses and other current assets	(362)	(138)	(220)	(370)
Accounts payable and accrued liabilities	(1,676)	(1,334)	3,987	(1,303)
Accrued payroll and related expenses	1,948	1,266	2,794	2,427

Net cash used in operating activities	(2,731)	(2,790)	(25,605)	(19,855)

Investing activities:
Cash paid for RSB Spine LLC	—	—	—	(8,800)
Purchases of property and equipment	(3,691)	(3,353)	(20,396)	(12,675)
Sales of short-term investments, net	31,604	11,036	63,525	88,566

Purchases of short-term investments, net	(36,949)	(1,971)	(130,510)	(44,918)
Purchase of long-term investments	—	—	(1,996)	—
Other assets	(90)	(86)	(452)	(75)

Net cash (used in) provided by investing activities	(9,126)	5,626	(89,829)	22,098

Financing activities:
Payment of long-term liabilities	—	—	(300)	(18)
Issuance of common stock	972	693	144,665	1,760

Net cash provided by financing activities	972	693	144,365	1,742

(Decrease) Increase in cash and cash equivalents	(10,885)	3,529	28,931	3,985

Cash and cash equivalents at beginning of period	52,361	9,016	12,545	8,560

Cash and cash equivalents at end of period	$41,476	$12,545	$41,476	$12,545